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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of New York & Company, Inc. and to the incorporation by reference therein of our report dated April 14, 2016, with respect to the consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows and financial statement schedule of New York & Company, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended February 3, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
New York, New York
August 10, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm